NEWTEK BANK, NATIONAL ASSOCIATION _____________________________ EMPLOYMENT AGREEMENT WITH NICOLAS YOUNG _____________________________ PREAMBLE. This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of the 5th day of April 2024 (the “Effective Date”), by and between NEWTEK BANK, NATIONAL ASSOCIATION (the “Company”) and NICOLAS YOUNG (the “Executive”) (the Company and the Executive are collectively referred to as the “Parties”). WHEREAS, the Executive is to be employed by the Company as President and Chief Operating Officer; and WHEREAS, the Parties desire by this writing to set forth the employment relationship of the Company and the Executive as of the Effective Date. NOW, THEREFORE, it is AGREED as follows: 1. Defined Terms When used anywhere in the Agreement, the following terms shall have the meaning set forth herein. (a) “Board” shall mean the Board of Directors of the Company. (b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time. (c) “Common Stock” shall mean shares of the common stock, par value $0.02 per share, of NewtekOne, Inc., the Company’s bank holding company (the “Parent”). (d) “Good Reason” shall mean any of the following events, which has not been consented to in advance by the Executive in writing during the term of the Agreement: (i) the requirement that the Executive move his personal residence, or perform his principal executive functions, in any location that is outside of Miami-Dade, Broward, or Palm Beach Counties, Florida; (ii) a reduction in the Executive’s Annual Base Compensation as the same may be increased from time to time; (iii) the assignment to the Executive of duties and responsibilities that constitute a material diminution from those associated with his position on the Effective Date; or (iv) a material diminution or reduction in the Executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company, including a change in the Executive’s reporting requirements such that he is not reporting directly to the Chief Executive Officer (“CEO”) and the Board of the Company. (e) “Just Cause” shall mean the Executive’s willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction for

2 a felony, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive’s part shall be considered “willful” unless Executive has acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive’s action or failure to act was in the best interests of the Company. 2. Employment. The Executive is to be employed as President and Chief Operating Officer of the Company. The Executive shall render such administrative and management services for the Company and its subsidiaries as are currently rendered and as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of a President and Chief Operating Officer. The Executive shall report to the CEO and the Board and shall be based in offices provided for him by the Company, which are currently located in Miami, Florida. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company, its subsidiaries and affiliates. The Executive’s other duties shall be such as the CEO or Board may from time to time reasonably direct. 3. Annual Base Compensation. The Company agrees to pay the Executive a salary at the rate of $700,000 per annum, payable in cash not less frequently than semi-monthly. 4. Cash Bonuses/Incentive Compensation. The Board and CEO shall determine the Executive’s right to receive incentive compensation in the form of cash bonuses and other awards. The Executive shall be part of and be entitled to participate in any incentive compensation program, including bonus or equity-based compensation programs, maintained by the Company or Parent for, or offered by the Company to, senior officers. 5. Other Benefits. (a) Participation in Retirement, Medical and Other Plans. The Executive shall be eligible to participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans. (b) Executive Benefits; Expenses. The Executive shall be eligible to participate in any fringe benefits which are or may become available to the Company’s and Parent’s senior management executives, including for example incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company. 6. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on March 31, 2025, or such earlier date as is determined in accordance with Section 11 (the “Term”).

3 7. Loyalty; Noncompetition. (a) During the period of Executive’s employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote substantially all of Executive’s full business time, attention, skill, and efforts to the faithful performance of Executive’s duties hereunder; provided, however, from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, at the request of the Company or which will not present in the opinion of the Board any conflict of interest with the Company or any of its subsidiaries or affiliates, nor unfavorably affect the performance of Executive’s duties pursuant to this Agreement, nor violate any applicable statute or regulation or Section 13 of this Agreement. During the Term of Executive’s employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company. (b) Nothing contained in this Paragraph 7 shall be deemed to prevent or limit the Executive’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor, in any business, provided such investment does not: (i) constitute a conflict of interest, (ii) violate laws or regulations applicable to the Companyor (iii) violate any rules or polices promulgated by the Board. 8. Standards. The Executive shall perform his duties under this Agreement in accordance with such reasonable standards as the CEO and Board may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties. 9. Vacation and Paid Time Off. At such reasonable times according to Company policy the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as paid time off (“PTO”); provided that: (a) The Executive shall be entitled to an annual PTO in accordance with the policies that the Company periodically establishes for senior management executives of the Company. (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take PTO, and the Executive shall not accumulate unused PTO from one fiscal year to the next, except in either case to the extent authorized by the CEO or the Board. (c) In addition to the aforesaid PTO, the Executive shall be entitled to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the CEO may in his discretion determine. Further, the CEO or Board may grant to the Executive a leave or leaves of absence with or without pay. (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Company.

4 10. Indemnification. The Company shall, to the extent permitted by the Company’s Articles of Association and Bylaws, indemnify and hold harmless Executive from any and all loss, expense (including attorneys’ fees and costs), or liability that he may incur due to his services for the Company as an officer and or a director of the Company or any of its subsidiaries or affiliates (including any liability Executive may ever incur as the result of severance benefits Executive collects pursuant to Sections 11 or 13), during the full Term of this Agreement and shall at all times maintain adequate insurance for such purposes. 11. Termination and Termination Pay. Subject to Section 13 hereof, the Executive’s employment hereunder may be terminated under the following circumstances: (a) Just Cause. The CEO and Board may, based on a good faith determination and only after giving the Executive written notice specifying the basis for the termination and providing the Executive a reasonable opportunity to cure, immediately terminate the Executive’s employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. (b) Without Just Cause. The CEO and Board may, by written notice to the Executive, immediately terminate Executive’s employment for a reason other than Just Cause. If Executive’s employment is terminated at any time for a reason other than Just Cause, the Executive shall be entitled to a total severance payment equal to twelve (12) months of compensation calculated at one hundred (100) percent of Executive’s Annual Base Compensation in effect at the time of termination (the “Severance Payment”). The Severance Payment shall be paid in a lump sum within ten (10) business days after the termination of the Executive’s employment. Any Severance Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). In addition, the Executive will be entitled to health, life, disability and other benefits which the Executive would have been eligible to participate in through the expiration of the Term based on the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment, subject to any restrictions as may be required under Code Section 409A. (c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate Executive’s employment hereunder for Good Reason, in which case the Executive shall be entitled to receive the Severance Payment payable in the same manner and on the same basis as provided for under Section 11(b) herein upon a termination without Just Cause. In addition, the Executive will be entitled to health, life, disability and other benefits which the Executive would have been eligible to participate in through the expiration of the Term based on the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment, subject to any restrictions as may be required under Code Section 409A. (d) Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 30 days’ prior written notice to the CEO, in which case the Executive shall receive only his compensation, vested rights, and Executive benefits up to the date of Executive’s last day of employment.

5 (e) Death, or Disability. If the Executive’s employment terminates during the Term of this Agreement due to Executive’s death or a disability that results in Executive’s collection of any long-term disability benefits, the Executive (or the beneficiaries of Executive’s estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive pursuant to subsection (d) hereof upon a resignation without Good Reason. (f) Non-Renewal Payment. If this Agreement is not extended for at least one (1) additional year in circumstances in which the Executive is willing and able to execute such extension and continue performing services (the “Non-Renewal”), then the Executive’s employment shall be terminated by the Company effective as of the expiration of the Term, in which event Executive shall be entitled to one-hundred percent (100%) of Executive’s Annual Base Compensation in effect at the time of nonrenewal (the “Non-Renewal Payment”), which Non-Renewal Payment shall be paid in one lump sum within ten (10) days after the expiration of the term. However, if Executive is entitled to receive a Severance Payment payable pursuant to Section 11(b), Executive shall not be entitled to receive a Non-Renewal Payment. Any extension shall include all of same terms, obligations, and considerations set forth in this Agreement, including without limitation all terms relating to compensation, incentive benefits (except for the Award set forth in paragraph 4), benefits, the same conditions and rights to severance payments (except for the non-renewal payment provided for in paragraph 11(f) hereof) and benefits, and the same rights and obligations with respect to the restrictive covenants. (g) Acceleration of Equity Awards. All: (i) outstanding and unvested options to purchase Common Stock granted to Executive under any equity plan of the Company, (ii) unvested shares of restricted Common Stock awarded to the Executive under any equity plan of the Company, and (iii) other equity and equity equivalent awards then held by the Executive, shall be accelerated in full, and thereafter all such options, shares of restricted Common Stock and other equity awards shall be immediately vested and exercisable for such period of time as provided for by the specific agreements governing each such award, upon Executive’s termination pursuant to Sections 11(b), (c), (e) or (f) hereof. 12. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment. 13. Covenants. (a) Definitions. For purposes of this Agreement: (i) Restrictive Period. The term “Restrictive Period” shall mean the period beginning on the Effective Date and ending one (1) year after the termination of the Executive’s employment hereunder. (ii) Covered Customer. The term “Covered Customer” shall mean (A) during the Term, any alliance partner, referral partner, customer, merchant, independent sales agency (ISA), independent sales organization (ISO), or any intermediary of the Company or its

6 subsidiaries or affiliates and (B) after the Term, as of the end of the Term, a Covered Customer of the Company or its subsidiaries or affiliates within the prior three years. The term Covered Customer, shall include any customer who becomes a customer of the Company or of any of its subsidiaries or affiliates after the Effective Date, and who was introduced to the Company primarily through the efforts of the Executive; however, the Restrictive Period shall apply to such a Covered Customer introduced to the Company primarily through the efforts of the Executive, only as long as: (i) Executive is employed by the Company; and (ii) for the one (1) year after termination of Executive’s employment only if Executive receives a Severance Payment or Non- Renewal Payment. (iii) Covered Employee. The term “Covered Employee” shall refer to any person who is or was employed by the Company or any of its subsidiaries or affiliates. The term Covered Employee includes any person who becomes employed by, or starts providing consulting services, to the Company or its subsidiaries or affiliates after the Effective Date, and who was introduced to or was hired by the Company or any of its subsidiaries or affiliates primarily through the efforts of the Executive; however, the Restrictive Period shall apply to such a Covered Employee who was introduced to or was hired by the Company or any of its subsidiaries or affiliates primarily through the efforts of the Executive, only as long as: (i) Executive is employed by the Company; and (ii) for the one (1) year after termination of Executive’s employment only if Executive receives a Severance Payment or Non-Renewal Payment. (iv) Covered Business. The term “Covered Business” shall mean (A) during the term, any business in which the Company or its subsidiaries is engaged and (B) after the Term, any business in which the Company or its subsidiaries was engaged as of the end of the Term. (v) Covered State. The term “Covered State” shall mean (A) during the Term, any state in the United States and (B) after the Term, any state (1) in which, as of the end of the Term, the Company was engaged in business or (2) with respect to which the Company, as of the end of the Term, had expended material expense and/or efforts in connection with preparing to do business therein. (b) Non-Interference. The Executive covenants and agrees that Executive will not at any time during the Restrictive Period for whatever reason, whether for Executive’s own account or for the account of any other person, firm, corporation or other business organization: (i) interfere with contractual relationships between the Company or its subsidiaries or affiliates and any of their Covered Customers or Covered Employees; (ii) hire, or solicit for hire, any person who is a Covered Employee, without the express written consent of the Company; or (iii) other than on behalf of the Company or its subsidiaries or affiliates, solicit any Covered Customer in connection with the engagement, by any person or entity, in any Covered Business in any Covered State. (c) Confidentiality. The Executive will not, at any time whether during or after his termination of employment, (i) disclose to anyone, without proper authorization from the Company, or (ii) use, for his or another’s benefit, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, which may include trade secrets, business plans or outlooks, financial data, marketing or sales programs, customer lists, brand

7 formulations, training and operations manuals, products or price strategies, mergers, acquisitions, and/or Company personnel issues. (d) Blue Pencil; Equitable Relief. The provisions contained in this Section 13 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that if any provision contained in this Section is determined to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted. The Executive acknowledges that the provisions of this Section 13 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 13, the Company will be entitled (i) to damages sufficient to compensate the Company for any harm to the Company caused thereby and (ii) to specific performance and injunctive relief for the purpose of preventing the breach or threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy, in addition to any other relief to which the Company may be entitled under this Agreement. 14. Reimbursement for Litigation Expenses. In the event that any dispute arises between the Executive and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Company, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Executive shall obtain a final judgement by a court of competent jurisdiction in favor of the Executive or is otherwise deemed to be a prevailing party in any such dispute. Such reimbursement shall be paid within ten (10) days of Executive’s furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive. 15. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company. (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company. 16. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company. 17. Amendments; Waiver. No amendments or additions to this Agreement or waiver of any provision of this Agreement, shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

8 18. Applicable Law and Venue. Except to the extent preempted by Federal law, the laws of the State of Florida shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. The Parties agree to submit any disputes relating to or arising from this Agreement or the employment of Executive by the Company to the exclusive jurisdiction of the state or federal courts in Miami-Dade, Broward, or Palm Beach Counties, Florida. 19. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 20. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties after the date hereof in accordance with Section 17, shall constitute the entire agreement between the parties hereto with respect to the matters addressed and shall supersede all previous agreements with respect to such matters. 21. Tax Matters. All payments or benefits provided under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement be exempt from, or if not so exempt, comply with, Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits made or provided under the Agreement are considered deferred compensation subject to Code Section 409A payable on account of Employee’s separation from service (but that do not meet an exemption under Code Section 409A, including without limitation the short term deferral or the separation pay plan exemption), such payments or benefits shall be paid no earlier than the date that is six (6) months following Employee’s separation from service (or, if earlier, the date of death) to the extent required by Code Section 409A. 22. Federal Deposit Insurance Act Compliance. Anything in this Agreement to the contrary notwithstanding, the Company will not be obligated to make any payment hereunder that would be prohibited as a “golden parachute payment” or “indemnification payment” under Section 18(k) of the Federal Deposit Insurance Act. 23. Counterparts/Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose. The words “executed,” “signature,” “signatories,” and words of like import in this Agreement or in any signed amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based

9 recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [signatures on following page]

10 IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. NEWTEK BANK, NATIONAL ASSOCIATION By: Barry Sloane, Chief Executive Officer EXECUTIVE By: Nicolas Young 099900.08507 EMF_US 85328991v4